UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

COEUR D'ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)	Identification No.)

400 Coeur d'Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d'Alene, Idaho, Bethesda, MD	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (a)        Not applicable.

        (b)        On September 7, 2004, the employment of Wayne L. Vincent as the Registrant’s Controller and Chief Accounting Officer was terminated.

        (c)        The Registrant has appointed Mr. Thomas T. Angelos as its Controller and Principal Accounting Officer, effective September 20, 2004. Mr. Angelos was employed as the Corporate Controller of Stillwater Mining Company from September 1998 until September 2004. The Registrant previously employed Mr. Angelos from October 1983 to June 1986 as Accounting Manager, from June 1986 to May 1996 as Controller, and from May 1996 to September 1998 as Vice-President and Controller. Mr. Angelos is 48 years old.

        In addition, the Registrant has appointed Ms. Jennifer E. Kean to serve as its Treasurer, effective September 20, 2004. On February 1, 2004, the Registrant employed Ms. Kean as director of financial planning and she was appointed assistant treasurer and director of financial planning on May 1, 2004. Prior to her employment with the Registrant, Ms. Kean worked as the director of corporate finance at Sony Pictures Entertainment from February 2001 until July 2003. Prior to that, Ms. Kean was employed as a senior associate of financial advisory services at Price Waterhouse Coopers LLP during 2000 and 2001. She also worked as a senior consultant in the real estate group of Ernst & Young LLP from 1995 to 1998. Ms. Kean is 36 years old.

        The Registrant plans to file copies of the employment agreements being entered into with Mr. Angelos and Ms. Kean as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)
Dated: September 8, 2004	By: /s/ James A. Sabala
James A. Sabala
Executive Vice President and
Chief Financial Officer